EX-H-1
Affiliated Interest Agreement



                         AFFILIATED INTERESTS AGREEMENT


                          Dated as of December 4, 1995



                                      Among

                               Unicom Corporation

                           Commonwealth Edison Company

                                       And

               Each of the Entities Identified on Exhibit A Hereto

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
                                    ARTICLE I
                        Definitions and Interpretation ...................................................      1
Section 1.1.    Definitions ..............................................................................      1
Section 1.2.    Purpose and Intent; Interpretation .......................................................      2

                                   ARTICLE II
                        Use of Facilities and Services ...................................................      3
Section 2.1.    Facilities ...............................................................................      3
Section 2.2.    Services..................................................................................      3
Section 2.3.    Joint Purchasing .........................................................................      4
Section 2.4.    Cash Management ..........................................................................      5
Section 2.5.    Tax Sharing ..............................................................................      5
Section 2.6.    Agreements, Etc. .........................................................................      5

                                   ARTICLE III
                                   Asset Sales ...........................................................      6
Section 3.1.    Real Property Transfers ..................................................................      6
Section 3.2     Tangible Personal Property ...............................................................      6
Section 3.3.    Intangible Assets ........................................................................      6
Section 3.4.    Unicom Stock .............................................................................      6
Section 3.5.    Agreements, Etc. .........................................................................      6

                                   ARTICLE IV
                                Charges: Payment .........................................................      7
Section 4.1.    Charges ..................................................................................      7
Section 4.2.    Accounting ...............................................................................      7
Section 4.3.    Invoicing, Payment .......................................................................      8

                                    ARTICLE V
                         Cost Apportionment Methodology ..................................................      9
Section 5.1.    General Principles .......................................................................      9
Section 5.2.    Fully Distributed Costs ..................................................................     10
Section 5.3.    Costs Charged to/from Unicom .............................................................     13

                                   ARTICLE VI
                            Limitations of Liability .....................................................     14
Section 6.1.    No Warranties For Facilities or Services .................................................     14
Section 6.2.    Limited Warranties For Asset Sales .......................................................     15
Section 6.3.    No Partnership ...........................................................................     15
Section 6.4.    No Third Party Beneficiaries .............................................................     15

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                                   ARTICLE VII
                                      Term ...............................................................    15
Section 7.1     Term .....................................................................................    15
Section 7.2.    Termination ..............................................................................    16
Section 7.3.    Tax Sharing Agreement ....................................................................    16

                                  ARTICLE VIII
                            Confidential Information .....................................................    16

                                   ARTICLE IX
                                  Miscellaneous ..........................................................    17
Section 9.1.    Entire Agreement; Amendments .............................................................    17
Section 9.2.    New Parties ..............................................................................    17
Section 9.3.    Assignment ...............................................................................    17
Section 9.4.    Access to Records ........................................................................    17
Section 9.5.    Partial Invalidity .......................................................................    18
Section 9.6.    Waiver ...................................................................................    18
Section 9.7.    Governing Law ............................................................................    18


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                         AFFILIATED INTERESTS AGREEMENT

         THIS AFFILIATED INTERESTS AGREEMENT (this "Agreement") is made and entered into as of the 4th day of December, 1995, among Unicom Corporation, an Illinois corporation ("Unicom"), Commonwealth Edison Company, an Illinois corporation ("ComEd"), and each of the entities identified on Exhibit A hereto, as such Exhibit A may be amended from time to time in accordance with the provisions of this Agreement.

                              W I T N E S S E T H:

         WHEREAS, the parties are related by virtue of common ownership, directly or indirectly, of their equity securities by Unicom; and

         WHEREAS, the parties believe that the central management of certain services, the provisions to each other of certain services and facilities, and the transfer of certain property are or may be efficient and cost-effective, and the parties desire to make provision for these and other transactions as between ComEd and a Unicom Entity or Entities;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties hereby agree as follows:

                                    ARTICLE I
                         Definitions and Interpretation

         Section 1.1. Definitions. As used in this Agreement, the following terms shall have the respective meanings set for the below unless the context otherwise requires:

                  "Acquiring Party" means a Party who desires to acquire real property, interests in real property, tangible personal property or Intangible Assets from a Selling party.

                  "ICC" means the Illinois Commerce Commission.

                  "Intangible Assets" mean, for the purposes of this Agreement, items for which costs have been incurred to create future economic benefits that have not been recorded as assets on the Selling party's financial statements. Intangible Assets include, but are not limited to, operational activities or intellectual property derived from internal research and development efforts.

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                  "Investment   Guidelines"  means  the  investment   guidelines
         attached  hereto as Exhibit B, as such Exhibit may be amended from time to time with the approval of the ICC.

                  "Party" means each, and "Parties" means all, of the entities who are from time to time a party to this Agreement.

                  "Provider" means a Party who has been requested to, and who is able and willing to, furnish facilities, provide services or both to a Requestor under the terms of this Agreement.

                  "Requestor" means a Party who desires to use facilities, receive services or both, and has requested another Party to furnish such facilities, provide such services or both.

                  "Selling Party" means a Party who is willing to sell and transfer real property, interests in real property, tangible personal property of Intangible Assets to an Acquiring Party.

                  "Tax  Sharing  Agreement"  means the Unicom  Group  Income Tax
         Allocation Agreement attached to this Agreement as Exhibit C, as such Exhibit may be amended from time to time with the approval of the ICC.

                  "Unicom   Entity"   means  any  of  Unicom  and  the  entities
         identified on Exhibit A.

         Section 1.2. Purpose of Intent; Interpretation. (a) The purposes and intent of this Agreement are to set forth procedures and policies to govern (i) transactions between a Unicom Entity and ComEd, whether such transactions occur directly or indirectly as the end result of a series of related transactions and
(ii) the allocation of certain joint service costs. It is not intended to govern transactions between Unicom Entities, although such entities may elect to apply the provisions of this Agreement to specific transactions, or to govern transactions between ComEd and its subsidiaries. This Agreement shall be interpreted in accordance with such purposes and intent.

         (b) The headings of Articles and Sections contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Articles, Sections and Exhibits refer to articles, sections and exhibits of this Agreement unless otherwise stated. Words such as "herein", "hereinafter", "hereof", "hereto", "hereby" and
"hereunder", and words of like import, unless the context requires otherwise, refer to this Agreement (including the Exhibits hereto).

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                                   ARTICLE II
                         Use of Facilities and Services

         Section 2.1. Facilities. Upon the terms and subject to the conditions of this Agreement, a Requestor may request a Provider or Providers to make available or provide, and, subject to the provisos at the end of this Section, such Provider or Providers shall make available or provide to such Requestor, the use of:

                  (a) facilities,  including, without limitation,  office space, warehouse  and storage  space,  transportation  facilities  (including, without  limitation,  dock and port facilities,  rail sidings and truck
         facilities),   repair   facilities,    manufacturing   and   production
         facilities, fixtures and office furniture and equipment;

                  (b) computer equipment (both stand-alone and mainframe) and networks, peripheral devices, storage media, and software;

                  (c) communications equipment,  including,  without limitation,
         audio  and  video  equipment,   radio   equipment,   telecommunications
         equipment and networks, and transmission and switching capability;

                  (d) vehicles, including, without limitation, automobiles, trucks, vans, trailers, railcars, marine vessels, transport equipment, material handling equipment and construction equipment; and

                  (e) machinery, equipment, tools, parts and supplies;

provided, however, that a Provider shall have no obligation to provide any of the foregoing to the extent that such item or items are not available (either because such Provider does not possess the item or the item is otherwise being used); and provided further, it is understood that a Provider has sole discretion in scheduling the use by a Requestor of facilities, equipment or capabilities so as to avoid interference with such Provider's operations.

         Section 2.2. Services. Upon the terms and subject to the conditions of this Agreement, a Requestor may request a Provider or Providers to provide, and, subject to the provisos at the end of this Section, such Provider or Providers shall provide to such Requestor:

                  (a) Administrative and management services, including, without limitation,  accounting  (including,  without limitation,  bookkeeping,
         billing,   accounts  receivable  administration  and  accounts  payable administration,  and financial reporting);  audit; executive;  finance;
         insurance; information systems services;


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         investment   advisory  services;   legal;   library;   record  keeping;
         secretarial and other general office support;  real estate  management;
         security holder services;  tax; treasury;  and other administrative and management services;

                  (b)  personnel   services,   including,   without  limitation,
         recruiting;  training  and  evaluation  services;  payroll  processing;
         employee benefits administration and processing; labor negotiations and management; and related services;

                  (c)  purchasing  services,   including,   without  limitation,
         preparation  and  analysis  of  product  specifications,  requests  for
         proposals  and  similar   solicitations;   vendor  and   vendor-product
         evaluations;  purchase order processing; receipt, handling, warehousing
         and   disbursement  of  purchased  items;   contract   negotiation  and
         administration;  inventory  management  and  disbursement;  and similar services; and

                  (d)  operational  services,   including,  without  limitation,
         drafting  and  technical  specification   development  and  evaluation;
         consulting; engineering;  environmental; nuclear; construction; design;
         resource planning; economic and strategic analysis;  research; testing;
         training;  customer  solicitation,  support and other marketing related services;  public and  governmental  relations;  and other  operational services;

provided, however, that a Provider shall have no obligation to provide any of the foregoing to the extent that it is not capable of providing such service
(either because such Provider does not have personnel capable of providing the requested service or the service is otherwise being used); and provided further, it is understood that a Provider has sole discretion in scheduling the use by a Requestor of services so as to avoid interference with such Provider's operations.

         Section 2.3.  Joint  Purchasing.  A party may also request that another
Party or Parties enter into arrangements to effect the joint purchase of goods or services from third parties; provided, however, that if ComEd is so requested to enter into or to participate in such arrangements, it shall do so only if its fully distributed cost for such goods or services is not thereby increased; and provided further, that no Party shall be required to purchase a service which it is otherwise capable of providing or obtaining. In the event that any such arrangements are established, one Party may be designated as, or serve as, agent for the other Parties to the arrangement and may administer the arrangement
(including  billing  and  collecting  amounts due the  vendor(s))  for the other
Parties.


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         Section 2.4.  Cash  Management.  The Parties may enter into one or more arrangements  providing for the central collection,  management,  investment and disbursement of cash by a Party. If such an arrangement is established, then:

                  (a) the Parties participating in such arrangement shall establish appropriate intercompany accounts to track the amount of cash transferred and/or received by each Party to such arrangement and the pro rata portion of the earnings received by each such party from the investment of cash;

                  (b) the Party responsible under the arrangement for the management and investment of such cash shall establish a separate account or accounts for such purpose, which account(s) and the records associated therewith shall clearly indicate that other Parties have an interest in said account(s) and the proceeds thereof and shall not be subject to set-off by the bank or other institution holding the same except to the limited extent of expenses arising from the management, handling and investment of the account(s); and

                  (c) if and to the extent that an account contains cash received from ComEd, such account may be invested, and reinvested, in the investments described in the Investment Guidelines, subject, however, to the need to maintain suitable liquidity in such account in order to meet the cash needs of the Parties participating in the arrangement; it being understood that the Investment Guidelines shall not be the exclusive means by which cash of Parties other than ComEd may be invested.

         Section 2.5. Tax Sharing. Each Party who is eligible to be included in a consolidated tax return filing by Unicom shall, by virtue of this Section 2.5, be deemed a party to, and shall observe and comply with the provisions of, the Tax Sharing Agreement.

         Section 2.6. Agreements, Etc. A Provider and Requestor may evidence their agreement with respect to the availability, provision or use of the facilities, services and activities described in this Article II by entering into an agreement, lease, license or other written memorandum or evidence;
provided such agreement, lease, license or other written memorandum or evidence shall not contain terms inconsistent with this Agreement; and further provided that this Section 2.6 shall not be deemed to require any such agreement, lease, license or other written memorandum or evidence.


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                                   ARTICLE III
                                   Asset Sales
                                   -----------

         Section 3.1. Real Property Transfers. Upon the terms and subject to the conditions of this Agreement, an Acquiring Party may purchase from a Selling
Party, and the Selling Party may sell to the Acquiring party, real property or interests in real property; provided, however, that the value of the real property or interests in the real property proposed to be transferred (as such value is determined in accordance with Section 5.1(a)) shall not exceed
$300,000(amendment 1) without approval of the specific agreement by the ICC.

         Section 3.2. Tangible Personal Property. Upon the terms and subject to the conditions of this Agreement, an Acquiring Party may purchase from a Selling
Party, and the Selling Party may sell to the Acquiring Party, tangible personal property; provided, however, that the value of the tangible personal property proposed to be transferred (as such value is determined in accordance with Section 5.1(a)) shall not exceed $300,000 without approval of the specific agreement by the ICC (it being understood that the foregoing limitation shall not apply to the transfer of tangible personal property by ComEd which is not necessary or useful to ComEd in the performance of its duties to the public);
and provided further, that this Section 3.2 shall not apply to joint purchasing arrangements (and the transactions thereunder) entered into pursuant to Section
2.3 of this Agreement.

         Section 3.3. Intangible Assets. Subject to approval by the ICC of the specific agreement, an Acquiring Party may enter into an agreement with a Selling Party to purchase, and the Acquiring Party may purchase from the Selling
Party and the Selling Party may sell to the Acquiring Party pursuant to such agreement, Intangible Assets. Any such Intangible Assets shall be valued in accordance with Section 5.1(c).

         Section 3.4. Unicom Stock. Upon the terms and subject to the conditions of this Agreement, Unicom may issue and sell to ComEd shares of Unicom's Common
Stock for the sole purpose of enabling ComEd to meet its obligations to its directors and employees in respect of compensation (it being understood that ComEd would cause any shares so purchased and received to be reissued to such directors or employees in payment of such compensation obligations).

         Section 3.5. Agreements, Etc. An Acquiring Party and a Selling Party may evidence their agreement with respect to the sale of real property and/or tangible personal property described in Sections 3.1 or 3.2 by entering into an agreement or other written


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memorandum or evidence;  provided such agreement or other written  memorandum or evidence shall not contain terms inconsistent with this Agreement; and further provided that this Section 3.5 shall not be deemed to require any such agreement or other written memorandum or evidence.

                                   ARTICLE IV
                                Charges; Payment
                                ----------------

         Section 4.1. Charges. (a) Charges for the use of facilities, equipment, capabilities or services under Sections 2.1 and 2.2 shall be determined in accordance with Section 5.1(b); charges for assets sold and transferred under Sections 3.1, 3.2 and 3.4 shall be determined in accordance with the provisions of Section 5.1(a); and charges for assets sold and transferred under Section 3.3 shall be determined in accordance with the provisions of Section 5.1(c). By requesting the use of facilities, equipment, capabilities and/or services, a Requestor shall be deemed to have agreed to pay, and shall pay, to the Provider or Providers the charge determined therefor in accordance with Section 5.1(b).
By acquiring real property, interests therein, tangible personal property or Intangible Assets in accordance with the provisions of Article III, an Acquiring
Party shall be deemed to have agreed to pay, and shall pay, to the Selling Party the charge determined therefor in accordance with Section 5.1(a) or, in the case of Intangible Assets, Section 5.1(c).

         (b) Charges related to arrangements under Section 2.3 for the joint purchase of goods or services shall be determined in accordance with Section
5.1(a), in the case of asset transfers, and Section 5.1(b), in the case of services and overhead, administrative and other costs.

         (c) Charges of third parties related to the establishment and operation of any account or accounts established under Section 2.4 and the investment of the proceeds, and the earnings resulting from the investment thereof, shall be allocated to the Parties participating therein based upon the daily balance of cash maintained by each Party in such account or accounts. Charges related to the administration of the account by a Party's personnel shall be determined in accordance with Section 5.1(b).

         Section 4.2. Accounting. Each Party shall maintain adequate books and records with respect to the transactions subject to this Agreement and shall establish unique function numbers in its general ledger system which shall be used to record the costs to be apportioned to the other Parties. Each Party shall be responsible for maintaining internal controls to ensure the costs associated with transactions covered by this Agreement are properly and consistently allocated and billed in accordance with the terms and provisions of this Agreement.

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         Section  4.3.  Invoicing,   Payment.  Invoicing  and  payment  for  the
facilities  and services  specified in Article II, the asset sales  specified in
Article III or the joint services costs  specified in Section 5.3(a) shall be as follows:

                  (a) for the use of facilities, equipment or capabilities specified in Section 2.1 or the provision of services specified in
         Section 2.2, a Provider shall invoice the Requestor on a monthly basis for the charges therefor as provided in Section 4.1(a), and such invoices shall be payable within thirty days of receipt;

                  (b) for joint  purchasing  arrangements  specified  in Section
         2.3, a party participating in any such arrangement shall be invoiced for charges as provided in Section 4.1(b), which invoices will be payable according to the terms set by the vendor(s) providing the purchased goods or services, or if a Party has been selected to administer such arrangement, pursuant to invoices rendered by such Party or the vendor of the good or services, which invoices will be payable no later than thirty days after receipt;

                  (c) for cash management activities under Section 2.4, (i) the party responsible for administering the activities shall invoice the other participating Parties for the charges therefor as provided in
         Section 4.1(c), which invoices shall be payable within thirty days of receipt, or (ii) the charges for such activities may be offset against the cash amounts held thereunder, provided a written statement of such charges and the amount of the offset is provided to the participating
         Parties monthly;

                  (d) for the tax sharing arrangement specified in Section 2.5, charges and payments shall be made as provided in the Tax Sharing
         Agreement;

                  (e) for the sale of real property or interests in real property specified in Section 3.1, the Acquiring Party shall pay the charges therefor as provided in Section 4.1(a) to the Selling Party upon the closing of the sale and transfer of such real property or interests therein;

                  (f) for the sale of tangible  personal  property  specified in
         Section 3.2, the Selling Party shall invoice the Acquiring Party for the charges therefor as provided in Section 4.1(a), and such invoices shall be payable within thirty days of receipt;

                  (g) for the  transfer  of Unicom  Common  Stock  specified  in
         Section  3.4,  ComEd  shall pay the  charges  therefor  as  provided in
         Section 4.1(a) and such

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         payment  shall be made to Unicom  concurrently  with the  issuance  and delivery of the shares of such stock; and

                  (h) for joint service costs under Section 5.3(a), Unicom shall invoice the other Parties for such costs as provided in Section 5.3(c), and such invoices shall be payable within thirty days of receipt.

Late payments shall bear interest at a rate per annum equal to the rate of interest announced from time to time by The First National Bank of Chicago as its "corporate base rate," and such interest shall be based on the period of time that the payment is late.

                                    ARTICLE V
                         Cost Apportionment Methodology

         Section 5.1. General Principles. The following general principles shall be used in setting charges for transactions between ComEd and Unicom Entities:

                  (a) Sales of Assets.  Asset sales  between  ComEd and a Unicom
         Entity shall be charged by the Selling Party to the Acquiring Party at:
         (i) the fair market value of the transferred asset, as evidenced by (1)
         the  prevailing  price for which the same or similar assets are offered for sale to the general  public by the Selling Party (e.g.,  for ComEd, the tariffed charge or other pricing mechanism approved by the ICC) or,
         if  no  such   prevailing   price  exists,   (2)  the  price  at  which
         nonaffiliated  vendors  offer the same or  similar  assets  for sale by reference to quoted  market  prices,  independent  appraisals  or other objectively  determinable  evidence or, if no such fair market value is objectively or practicably  determinable,  (ii) the historical  cost of the asset to the Selling Party, less all applicable valuation reserves.

                  (b) Use of Facilities or Services.

                           (i) Facilities or services provided by ComEd to a Unicom Entity shall be charged by the Provider to the Requestor at: (1) the prevailing price for which the facility or service is provided for sale to the general public by the Provider (i.e., the tariffed rate or other pricing mechanism approved by the ICC) or, if no such prevailing price exists,
                  (2) the fully distributed cost (determined as provided in Section 5.2) incurred by the Provider in providing such facility or service to the Requestor.

                           (ii)  Facilities  or  services  provided  by a Unicom
                  Entity to ComEd shall be charged by the Provider to the Requestor at: (1) the prevailing price for which the facility or service is provided for sale to the general public by

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                  the Provider (i.e., the price charged to nonaffiliates if such
                  transactions  with  nonaffiliates   constitute  a  substantial
                  portion  of such  Unicom  Entity's  total  revenues  from such transactions)  or, if no such prevailing price exists,  (2) an amount not to exceed the fully distributed cost (determined as provided in Section 5.2)  incurred in providing  such facility or service.

                  (c) Sales of Intangible Assets. Intangible Asset sales between
         ComEd and a Unicom Entity shall be charged by the Selling Party to the Acquiring Party (i) under a mechanism to reflect the fair market value of the asset as determined by an appraisal or other fair market value study or, if no such fair market value is objectively or practicably determinable, (ii) at the fully distributed cost incurred to purchase or develop the asset, adjusted to reflect imputed depreciation of, if applicable, and carrying costs on the unrecorded asset.

Costs shall be charged to a Party in accordance with these general principles using either a direct charge or an allocation methodology. Costs of assets or services specifically attributable to a Party should be charged directly to such Party. Joint and common costs not specifically attributable to a Party should be charged to the appropriate Parties based on specific allocation methodologies.
The Parties intend to develop and implement a set of guidelines to address applications of the foregoing general principles.

         Section 5.2. Fully Distributed Costs. Costs charged on a fully distributed cost basis shall reflect the amounts of direct labor, direct materials and direct purchased services associated with the related asset or service as provided in subsections (a) and (b). These amounts shall be increased by a portion of indirect costs to reflect labor, administrative and general and other overhead amounts as provided in subsection (c).

                  (a)  Direct  Costs.   Costs  incurred  that  are  specifically
         attributable  to a Party shall be directly  charged to the  appropriate function.

                           (i) Direct Labor.  Amounts of direct labor charged to
                  a Party shall be based on an employee's actual direct labor rate, reflecting the effects of overtime and non-productive time.

                           For most employees,  direct labor shall be charged to
                  a Party  under a positive  time  reporting  methodology  under which an employee  shall  report each pay period the number of hours incurred in performing  activities for such Party. Based
                  on  the  time   reported   each  pay  period,   the   regular,
                  predetermined  account  distribution for the employee shall be adjusted to reflect the  distribution  of direct labor charges to the appropriate affiliate function.


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
                           Some  departments  or  organizations  are expected to
                  provide a recurring, predictable level of services to a Party or Parties. For these departments or organizations, annual reviews shall be performed to determine a normal distribution of time to such Party or Parties. The distribution percentages derived from such reviews shall then be used to allocate time with respect to each pay period. For these departments or organizations, direct labor shall be charged to a Party or Parties under an exception time reporting methodology. That is, significant deviations of actual activity from these predetermined percentages shall be reported and shall result in adjustments to the predetermined distribution of direct labor charges to the affiliate functions.

                           Officers  of  each  Party   shall  also   utilize  an
                  exception time reporting methodology. Distribution percentages derived from an annual  review for each Officer  shall be used to allocate time with respect to each pay period.  Significant
                  deviations   of  actual   activity   from  the   predetermined
                  percentages  shall be reported and shall result in adjustments to the  predetermined  distribution of direct labor charges to the affiliate functions.

                           Overtime shall be reflected in the direct labor rates
                  charged to a Party.  For  bargaining  unit  employees,  direct labor  shall be  charged  based on the base and  overtime  pay
                  amounts   actually   incurred   under  a  Party's   collective
                  bargaining agreements.  Likewise, for management employees who are  compensated  for overtime,  direct labor shall be charged based on the actual pay amounts  incurred for such  employees, including overtime.  For management  employees not compensated for  overtime,  direct labor  charges to  affiliates  shall be adjusted,  on  a  departmental  or  organizational  basis,  to reflect  estimated  overtime  incurred  based  on an  overtime review performed annually.

                           All direct  labor  charges  shall be  increased  by a
                  factor to reflect  nonproductive  time. The nonproductive time factor shall be developed annually based on a review of actual
                  nonproductive   time  incurred  for  the  previous  year.  The
                  nonproductive time factor reflects time incurred for training, vacations,  holidays,  disability,  jury duty and  other  paid absences.

                           (ii) Direct Materials and Purchased Services. Amounts
                  incurred  for   materials  or  purchased   services   directly
                  attributable  to a Party  shall  be  charged  directly  to the appropriate  function  for that Party using  standard  voucher account distribution procedures.

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                                                                         Page 61

                           (iii) Costs of Facilities, Equipment, Machinery, Furniture and Fixtures. The costs allocated to any Party for the use of a Party's facilities, equipment, machinery, furniture or fixtures shall include an amount to reflect the cost of such assets (e.g., depreciation, operations, maintenance, etc.) and, for owned assets or assets leased under capital leases, a return equal to the rate of return on rate base most recently allowed to ComEd by the ICC.

                  (b) Allocated Costs. Costs incurred that are not specifically attributable to a Party but that have joint benefit to two or more Parties shall be charged to the appropriate functions based on specified allocation methodologies. The allocation methodologies used shall be reasonably based on cost causative measures to ensure an equitable allocation among such Parties.

                  (c) Indirect Costs. The direct and allocated costs apportioned to a Party or Parties shall be increased to reflect indirect labor, administrative and general and other overhead amounts. These indirect costs are not specifically identifiable or attributable to the direct costs incurred on behalf of a Party.

                           (i) Labor Loading. All direct labor charges apportioned to a Party (either apportioned directly or using an allocation methodology) shall be increased by a loading factor to reflect indirect labor-driven costs. For each Party, this loading factor shall be determined annually based on actual indirect labor-driven charges incurred during the prior year as a percentage of total direct labor charges incurred in that year. The labor loading rate pool shall include payroll taxes; medical, dental and vision insurance costs; pension and other postretirement health care benefits costs; incentive compensation plan costs; employee savings plans' costs; and other labor-driven costs such as payroll department, employee benefits department, mailroom, office facilities and non-customer related postage costs.

                           (ii) Information  Systems  Loading.  All direct labor
                  costs apportioned to a Party shall be increased by a loading factor to reflect information systems related costs associated with mainframe and local area network usage and operations, hardware and software costs and telecommunications services. For each Party, this loading factor shall be based on the actual costs incurred during the prior year as a percentage of the corresponding actual total direct labor charges incurred in that year.

                           (iii) Common Costs Loading.  All direct labor, direct
                  materials, direct purchased services and indirect labor costs (including the information systems loading amounts) apportioned to a Party shall be increased by a

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                                                                         Page 62
                  loading factor to reflect administrative and general and other overhead amounts, including the overhead costs of each Party's information systems function. For each Party, this loading
                  factor   shall  be   determined   annually   based  on  actual
                  administrative and general and other overhead charges incurred during the prior year as a percentage of actual total operations and maintenance expense incurred in that year. The common costs loading rate pool shall include costs for
                  departments  that  support  other   departments  that  provide
                  services directly to a Party. In addiion to the general and administrative costs of the information systems function, representative costs in the common costs pool shall include printing and duplicating services, forms and office supplies, communications services, library services and other similar costs.

         Section 5.3. Costs Charged to/from Unicom. Unicom shall maintain unique function numbers in its general ledger system: Consolidated Pool functions (as described in Section 5.3(a)) and Unallocated Pool functions (as described in
Section 5.3(b)). All apportioned and billed to Unicom by other Parties shall be charged to one of these two types of functions.

                  (a) Consolidated Pool. The Consolidated Pool shall be charged with costs related to activities that jointly benefit all of the Parties. Each month, the costs accumulated in the Consolidated Pool shall be apportioned and billed to the Parties (other than Unicom) using a two(amendment 1) factor formula methodology. A representative listing of the types of services for which costs shall be charged to the Consolidated Pool is as follows:

                Corporate Services
                        Graphics
                        Library
                        Mail
                        Office and Building
                        Word Processing
                Financial and Accounting Services
                Information Systems
                Investor Relations
                Legal
                Procurement
                Regulatory
                Risk Management
                Secretary's Office
                Shareholder Services


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


                  (b) Unallocated Pool. The Unallocated Pool shall be charged with costs that have been determined as not appropriate for apportionment by Unicom to the other Parties. These costs primarily relate to Unicom's diversification, political and philanthropic activities. A representative listing of the types of services for which costs shall be charged to the Unallocated Pool is as follows:

                Advertising
                Corporate Relations
                        Philanthropy
                        Political Advocacy
                        Public Relations
                Diversification Efforts (i.e., new business development)
                        Marketing
                        Research and Development
                        Strategic Analysis

                  (c) Two Factor Formula Methodology.  Monthly, costs charged to the Consolidated Pool shall be apportioned and billed by Unicom to the other Parties based on a two factor formula methodology. Under this approach, each such Party is allocated and billed for a portion of the total costs in the Consolidated Pool based on an average of such Party's gross payroll and total asset amounts relative to the corresponding averages for the other parties. To adjust for seasonality in operations, the gross payroll amount used in this allocation shall be the most recent twelve-month period for which such figure is available. The total asset amount shall reflect the average total assets for the month being allocated. Total assets shall include, without limitation, cash, investments, accounts receivable, the net book value of property, plant and equipment and nuclear fuel, coal and material and supplies inventories, as applicable. (amendment 1)

                                   ARTICLE VI
                            Limitations of Liability

         Section 6.1. No Warranties for Facilities or Services. Each Party acknowledges and agrees that any facilities, equipment or capabilities made available, and any services provided, by a Provider to a Requestor hereunder, are so made available or provided WITHOUT ANY WARRANTY (WHETHER EXPRESS, IMPLIED OR STATUTORY AND NOTWITHSTANDING ANY ORAL OR WRITTEN STATEMENT BY A PARTY'S EMPLOYEES, REPRESENTATIVES OR AGENTS TO THE CONTRARY) WHATSOEVER. ALL SUCH WARRANTIES (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND


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

FITNESS FOR A PARTICULAR PURPOSE) ARE HEREBY DISCLAIMED AND EXCLUDED.

         Section 6.2. Limited Warranties For Asset Sales. (a) Except as provided in Section 6.2(b), each Party acknowledges and agrees that any real property, interests in real property, tangible personal property or Intangible Assets sold and transferred in accordance with Article III is so sold and transferred WITHOUT ANY WARRANTY (WHETHER EXPRESS, IMPLIED OR STATUTORY AND NOTWITHSTANDING ANY ORAL OR WRITTEN STATEMENT BY A SELLING PARTY'S EMPLOYEES, REPRESENTATIVES OR AGENTS TO THE CONTRARY) WHATSOEVER. ALL SUCH WARRANTIES (INCLUDING, WITHOUT LIMITATION, THE WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE) ARE HEREBY DISCLAIMED AND EXCLUDED.

                  (b) In connection with a sale and transfer of real property, interests in real property, tangible personal property or Intangible Assets pursuant to Article III, the Selling Party shall be deemed to have represented and warranted to the Acquiring Party that: (i) title conveyed is good, (ii) conveyance of such title is authorized and rightful, and (iii) the title so conveyed is free and clear of all liens, claims, encumbrances or security interests of persons or entities claiming by or through the Selling Party, except, in the case of this clause (iii), as the Acquiring Party and the Selling Party may otherwise agree.

         Section 6.3. No Partnership. The Parties acknowledge and agree that this Agreement does not create a partnership between, or a joint venture of, a Party and any other Party. Each Party is an independent contractor and nothing contained in this Agreement shall be construed to constitute any Party as the agent of any other Party except as expressly set forth in Sections 2.3 and 2.4.

         Section 6.4. No Third Party Beneficiaries. This Agreement is intended for the exclusive benefit of the Parties hereto and is not intended, and shall not be deemed or construed, to create any rights in, or responsibilities or obligations to, their parties.

                                   ARTICLE VII
                                      Term

         Section 7.1. Term. This Agreement will be effective on the date it is approved by the ICC and shall continue, unless terminated as provided in Section
7.2 or renewed as hereinafter provided, until the tenth anniversary of such date (the "Initial Term"). Unless written notice that this Agreement shall terminate on the last day of the Initial Term or any then current renewal term is provided by a Party at least 30 days prior to the expiration of the Initial Term or such renewal term, this Agreement shall continue

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                                                                         Page 65
for successive renewal terms of five years as to such Party and any other Parties not providing any such termination notice.

         Section 7.2. Termination. Any Party may terminate this Agreement as to it by providing at least 30 days prior written notice to the other Parties of the effective date of such termination. In addition, this Agreement shall terminate as to a Party upon the date that Unicom determines that such Party shall no longer be a party to this Agreement and shall automatically terminate as to a Party upon the date that Unicom ceases, directly or indirectly, to own equity securities in such Party. Any such termination shall not affect the terminating Party's accrued rights and obligations under this Agreement arising prior to the effective date of termination or its obligations under Section 9.4.

         Section 7.3. Tax Sharing Agreement. Notwithstanding anything to the contrary in Sections 7.1 or 7.2, a Party shall continue to be bound by the provisions of the Tax Sharing Agreement until the earlier of (i) the termination of the Tax Sharing Agreement, as provided in PART C.II.D ("Amendment and Termination") of the Tax Sharing Agreement or (ii) the time at which such Party is not permitted, under applicable law, to be a "Member" or an "Included Member," as those terms are defined in the Tax Sharing Agreement.

                                  ARTICLE VIII
                            Confidential Information

         Each Party shall treat in confidence all information which it shall have obtained regarding the other Parties and their respective businesses during the course of the performance of this Agreement. Such information shall not be communicated to any person other than the Parties to this Agreement, except to the extent disclosure of such information is required by a governmental authority. If a Party is required to disclose confidential information to a governmental authority, such Party shall take reasonable steps to make such disclosure confidential under the rules of such governmental authority.
Information provided hereunder shall remain the sole property of the Party providing such information. The obligation of a Party to treat such information in confidence shall not apply to any information which (i) is or becomes available to such Party from a source other than the Party providing such information, or (ii) is or becomes available to the public other than as a result of disclosure by such Party or its agents.


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                                                                         Page 66

                                   ARTICLE IX
                                  Miscellaneous

         Section 9.1. Entire Agreement; Amendments. Upon its effectiveness as provided in Section 7.1, this Agreement shall constitute the sole and entire agreement among the Parties with respect to the subject matter hereof and shall supersede all previous agreements, proposals, oral or written, negotiations, representations, commitments and all other communications between some or all of the Parties. Except as provided in Section 9.2 with respect to new Parties and except that Unicom may amend Exhibit A to this Agreement to delete any terminated Party, this Agreement shall not be amended, modified or supplemented except by a written instrument signed by an authorized representative of each of the Parties hereto.

         Section 9.2. New Parties. Any other entity which is or may become an affiliate of Unicom or any of the other Parties to this Agreement may become a party to this Agreement by executing an agreement adopting all of the terms and conditions of this Agreement. Such agreement must be signed by Unicom in order to become effective, but need not be signed by any other Party to this Agreement. Upon such execution by Unicom, such entity shall be deemed to be a Party and shall be included within the definition of "Party" for all purposes hereof, and Exhibit A shall be amended to add such entity. Before such execution by Unicom, ComEd shall provide the staff of the ICC with thirty days' notice that another Party will be added to this Agreement. (ALSO SEE ATTACHED STIPULATION)

         Section 9.3. Assignment. This Agreement may not be assigned by any party without the prior written consent of Unicom.

         Section 9.4. Access to Records. During the term of this Agreement and for a period of seven years after the expiration or termination of this Agreement as to a Party, such Party shall have reasonable access to and the right to examine any and all books, documents, papers and records which pertain to services and facilities provided by the other Parties under this Agreement to such Party, and such Party shall provide access to, and the opportunity to examine, all such records which pertain to services and facilities provided to the other Parties under this Agreement by such Party. Each Party shall maintain all such records for a period of seven years after expiration or termination of this Agreement as to such Party. In addition, during the term of this Agreement and for a period of seven years after the expiration or termination of this Agreement as to a Unicom Entity, the ICC shall have access to the books and records of such Unicom Entity as set forth in the Order entered by the ICC in Docket No. 95-0615 on March 12, 1997. (AMENDMENT 1)


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                                                                         Page 67

         Section 9.5. Partial Invalidity. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable. In the event that it is determined that the charges for a particular transaction covered by this Agreement were not determined properly for any reason, such determination and/or finding shall not affect the validity of such transaction; provided, however, that if the transaction involved ComEd and a Unicom Entity, Unicom (or, if Unicom so determines, such Unicom Entity) shall pay to or reimburse ComEd, or ComEd shall pay to or reimburse such Unicom Entity, as the case may be, for the difference between the amount that was charged in connection with the transaction and the charge that is determined to be proper under the provisions of Article V.

         Section 9.6. Waiver. Failure by any Party to insist upon strict performance of any term or condition herein shall not be deemed a waiver of any rights or remedies that such Party may have against any other Party nor in any way to affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         Section 9.7. Governing Law. This Agreement shall be governed by, construed and interpreted pursuant to, the laws of the State of Illinois.




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                                                                         Page 68

         IN WITNESS WHEREOF, the Parties have each caused this Agreement to be executed by a duly authorized representative as of the day and year first above written.

                                        UNICOM CORPORATION

                                        By:  __________________________________
                                             Name: David A. Scholz
                                             Title: Secretary

                                        COMMONWEALTH EDISON COMPANY

                                        By:  __________________________________
                                             Name: David A. Scholz
                                             Title: Secretary

                                        UNICOM ENTERPRISES INC.

                                        By:  __________________________________
                                             Name: David A. Scholz
                                             Title: Secretary

                                        UNICOM RESOURCES INC.

                                        By:  __________________________________
                                             Name: David A. Scholz
                                             Title: Secretary

                                        UNICOM TECHNOLOGY DEVELOPMENT INC.

                                        By:  __________________________________
                                             Name: David A. Scholz
                                             Title: Secretary

                                        UNICOM THERMAL TECHNOLOGIES INC.

                                        By:  __________________________________
                                             Name: David A. Scholz
                                             Title: Secretary


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                                                                         Page 69

                                                                     EXHIBIT T-3



                               ARES CERTIFICATION

                                   AMENDMENT A
                        TO AFFILIATED INTERESTS AGREEMENT


            Unicom Corporation, an Illinois corporation ("Unicom"), Commonwealth Edison Company, an Illinois corporation ("ComEd"), and each of the entities identified from time to time on Exhibit A to the Affiliated Interests Agreement dated as of December 4, 1995 (the "Agreement"), hereby agree that the Agreement is amended, pursuant to Section 9.1 of the Agreement, as follows:

         1. The purposes and intent of this amendment are to set forth procedures and policies to govern: (a) transactions between Unicom Energy, Inc. ("Unicom Energy"), ComEd's "affiliated interest in competition with alternative retail electric suppliers," as that term is defined by 83 Ill. Adm. Code ss.
450.10 (as amended from time to time), and ComEd's "affiliated interests" as that term is defined by Section 7-101 of the Public Utilities Act (the "Act") (220 ILCS 5/7-101)) and which are parties to the Agreement, whether such transactions occur directly or indirectly as the end result of a series of related transactions; and (b) the allocation of certain joint service costs. Notwithstanding subparts (a) and (b), this amendment is not intended to govern transactions between Unicom Energy and ComEd's affiliated interests which are parties to the Agreement except to the extent required by Part 450 of the Illinois Commerce Commission's rules on Non-Discrimination In Affiliate Transactions For Electric Utilities (83 Ill. Adm. Code ss. 450 et seq.) (as amended from time to time).

         2. Any transaction between Unicom Energy and an affiliated interest of ComEd that is a party to the Agreement shall be on whatever terms and conditions Unicom Energy and the affiliated interest agree to, except that if ComEd provided some or all of the facilities and services to the affiliated interest that are the subject of the transaction, then (a) the pricing of those facilities and services shall be at the same price as if ComEd had directly provided the facilities and services to Unicom Energy, i.e., in accordance with the Agreement and (b) the transfer of those facilities and services shall be recorded in accordance with the cost allocation guidelines and accounting conventions set forth in the Agreement.

         3. Nothing in this amendment should be construed as an admission, concession, or recognition by ComEd, Unicom Energy, or any other signatory to the Agreement and this Amendment A that the Illinois Commerce Commission has the authority and/or jurisdiction to regulate transactions between Unicom Energy and ComEd's "affiliated interests," as that term is defined by Section 7-101 of the Act (220 ILCS 5/7-101).

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                                                                         Page 70

                                                                     EXHIBIT T-4



                               ARES CERTIFICATION

                    SUBSIDIARY AFFILIATED INTERESTS AGREEMENT


            Unicom Energy, Inc. ("Unicom Energy"), Commonwealth Edison Company ("ComEd"), and the subsidiaries of ComEd, Commonwealth Research Corporation, Concomber Ltd., Edison Development Company, Edison Development Canada Inc., ComEd of Indiana, Inc., ComEd Funding LLC, ComEd Transitional Funding Trust, Cotter Corporation, ComEd Financing I, and ComEd Financing II (collectively the "Subsidiaries") hereby agree as follows:

            1. The purposes and intent of this agreement ( the "SAIA Agreement") are to set forth procedures and policies to govern: (a) transactions between Unicom Energy, ComEd's "affiliated interest in competition with alternative retail electric suppliers," as that term is defined by 83 Ill. Adm. Code ss.
450.10 (as amended from time to time), and ComEd's Subsidiaries as that term is defined above, whether such transactions occur directly or indirectly as the end result of a series of related transactions; and (b) the allocation of certain joint service costs. Notwithstanding subparts (a) and (b), this amendment is not intended to govern transactions between Unicom Energy and ComEd's Subsidiaries except to the extent required by Part 450 of the Illinois Commerce Commission's rules on Non-Discrimination In Affiliate Transactions For Electric Utilities (83 Ill. Adm. Code ss. 450 et seq.) (as amended from time to time).

            2. Any transaction between Unicom Energy and ComEd's Subsidiaries shall be on whatever terms and conditions Unicom Energy and the Subsidiaries agree to, except that if ComEd provided some or all of the facilities and services to the ComEd subsidiary that are the subject of the transaction, then
(a) the pricing of those facilities and services shall be at the same price as if ComEd had directly provided the facilities and services to Unicom Energy, i.e., in accordance with the Agreement and (b) the transfer of those facilities and services shall be recorded in accordance with the cost allocation guidelines and accounting conventions set forth in ComEd's Affiliated Interests Agreement dated as of December 4, 1995..

            3. Nothing in this SAIA Agreement should be construed as an admission, concession, or recognition by ComEd, Unicom Energy, or ComEd's Subsidiaries that the Illinois Commerce Commission has the authority and/or jurisdiction to regulate transactions between Unicom Energy and Commonwealth Edison Company's "affiliated interests," including the Subsidiaries, as that term is defined by Section 7-101 of the Act (220 ILCS 5/7-101).

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                                                                         Page 71

                                                      Staff and ComEd Joint Ex.1

                                STATE OF ILLINOIS
                          ILLINOIS COMMERCE COMMISSION



COMMONWEALTH EDISON COMPANY                          )
                                                     )
Petition pursuant to Sections 7-101,                 )
7-102 and 7-204A of the Illinois                     )
Public Utilities Act for an order                    )        No.      95-0615
approving an agreement for the                       )
provision of facilities and services                 )
and the transfer of assets between                   )
Commonwealth Edison Company and Unicom               )
Corporation and its subsidiaries                     )


                                   STIPULATION

         The  Staff  of  the  Illinois   Commerce   Commission   ("Staff")   and
Commonwealth Edison Company ("ComEd") hereby stipulate and agree as follows:

         1. Among the issues addressed in this proceeding is the issue of whether a new ComEd affiliate may become a party to the Affiliated Interest Agreement ("AIA") without ComEd first obtaining separate approval of the Illinois Commerce Commission

         2. With respect to his issue, Staff and ComEd hereby agree as follows:

     (a) As currently provided in the ALA and ComEd's Petition in this proceeding, ComEd will offer information to Staff about the proposed new affiliate and the projected type and frequency of transactions with that affiliate 30 days before that new affiliate will become a party to the AIA. The provision of this information will commence a "30-day review period" during which Staff may investigate whether
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         the provision of facilities and services to the new affiliate under the terms of the AIA "is not in the public  interest" within the meaning of
         Section 7-101 of the Public Utilities Act.

     (b) If, at any time prior to the expiration of the 30-day review period, Staff notifies ComEd that it believes that the provision of facilities and services to the new affiliate under the terms of the AIA is not in the public interest within the meaning of Section 7-101 of the Public Utilities Act, ComEd must file a petition at the Commission seeking resolution of the issues raised by Staff within 30 days of Staff's notice. Regardless of whether Staff so notifies ComEd, however, at the expiration of the 30-day review period, the affiliate may become a party to the AIA and engage in transactions with ComEd under the terms of the AIA unless and until ordered otherwise by the Commission after a hearing on ComEd's petition pursuant to this section.

     (c) If Staff does not notify ComEd before the expiration of the 30-day review period that Staff believes that the provision of facilities and services to the new affiliate under the terms of the AIA is not in the public interest within the meaning of Section 7-101 of the Public Utilities Act, ComEd will file at the Commission as a Supplemental
         Report in this docket information about the new affiliate and the projected type and frequency of transactions, substantially in the form attached to ComEd's petition in this proceeding as Attachment B. At that time, the affiliate

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         may  become a party to the AIA and  engage in  transactions  with ComEd under the AIA.

     (d) At the end of the first 12-month period after a new affiliate has been added to the AIA, ComEd will file with the Commission in this docket a second Supplemental Report showing the actual type and frequency of transactions with that affiliate over the previous 12 months, including a listing of any asset transfers and ComEd's monthly billings to the affiliate.

         3. Staff and ComEd agree that these procedural provisions are adequate to enforce the requirement that transactions between ComEd and its affiliates do not adversely affect the public interest within the meaning of the Public Utilities Act.

                                               STAFF OF THE ILLINOIS COMMERCE
                                               COMMISSION



                                               By: _____________________________


                                               COMMONWEALTH EDISON
                                               COMPANY



                                               By: _____________________________




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